Exhibit 13.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER PURSUANT

TO SECTION 906 OF THE SARBANES-OXLEY ACT

Pursuant to 18 U.S.C. 1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of China Yuchai International Limited (the “Company”) hereby certifies, to such officer’s knowledge that:

(i) the accompanying Annual Report on Form 20-F of the Company for the year ended December 31, 2025 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/s/ Loo Choon Sen
Name: Loo Choon Sen
Title: Chief Financial Officer

Date: April 29, 2026

The foregoing certification is being furnished solely to accompany the Report pursuant to 18 U.S.C. 1350, and is not being filed for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not to be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.